Exhibit 99.1

AMENDMENT NO. 4 TO AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

                THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of March 28, 2008 (“Amendment No. 4”), between FIRST COMMUNITY BANCORP, a corporation formed under the laws of the State of California (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), amends and supplements that certain Amended and Restated Revolving Credit Agreement, dated as of August 3, 2006, as amended by Amendment No. 1 to Amended and Restated Revolving Credit Agreement dated as of November 21, 2006, Amendment No. 2 to Amended and Restated Revolving Credit Agreement dated as of August 2, 2007 and Amendment No. 3 to Amended and Restated Credit Agreement dated as of August 31, 2007 (as so amended, the “Credit Agreement”), between Borrower and Lender.

RECITAL

The parties desire to amend and supplement the Credit Agreement as provided below.

AGREEMENTS

In consideration of the Recital, the promises and agreements set forth in the Credit Agreement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Definitions and References.  Capitalized terms not otherwise defined herein have the meanings assigned in the Credit Agreement.  All references to the Credit Agreement contained in the Note, the Pledge Agreement and the other agreements, documents and instruments referred to in the Credit Agreement shall, upon fulfillment of the conditions specified in section 3 below, mean the Credit Agreement as amended by this Amendment No. 4.

2.             Amendments.

(a)           On the effective date of the merger of Borrower into PacWest Bancorp, a Delaware corporation and wholly-owned subsidiary of Borrower (or a similar entity created for purposes of reincorporating in Delaware) (“PacWest Bancorp”), all references to Borrower in the Credit Agreement and in all other documents executed in connection with or related to the Credit Agreement shall be deemed to refer to PacWest Bancorp.

(b)           Section 1.1 of the Credit Agreement is amended by deleting the clause “SEVENTY MILLION AND NO/100 UNITED STATES DOLLARS

($70,000,000)” and replacing it with the clause “THIRTY-FIVE MILLION AND NO/100 UNITED STATES DOLLARS ($35,000,000).”

(c)           Section 5.4(c) of the Credit Agreement is amended by deleting “ten percent (10%)’ and replacing it with “ten and one-half percent (10.5%).”

(d)           Section 5.4(h) of the Credit Agreement is amended by deleting the phrase “eighty-five hundredths of one percent (0.85%)” and replacing it with the phrase “seventy-five hundredths of one percent (0.75%).”

(e)           The proviso at the end of Section 5.4(h) of the Credit Agreement is amended to read as follows:

; provided, however, that for purposes of determining return on average assets, (i) customary and reasonable, non-recurring expenses and charges incurred by Borrower in connection with a permitted acquisition under Sections 5.1 and 5.6 hereof shall be excluded and (ii) charges to earnings for impairment to intangible assets (including goodwill, core deposit intangible assets and customer relationship intangible assets) shall be excluded; provided further, however, that for the fiscal quarter of Borrower ending on March 31, 2008, Borrower’s actual consolidated net income or loss for such fiscal quarter shall be deemed to satisfy the requirements of this subsection

3.             Effectiveness of Amendment No. 4.  Amendment No. 4 shall become effective upon the latest to occur of (a) Lender obtaining any necessary consents from The Northern Trust Company and (b) the execution and delivery of this Amendment No. 4 by Borrower and Lender.

4.             Limited Waiver.  At such time as this Amendment No. 4 becomes effective, Lender waivers any violation of section 5.1, and the occurrence of any Event of Default under sections 7.1(f) and 7.1(m), resulting from the creation of PacWest Bancorp and the merger of Borrower into PacWest Bancorp.  This waiver is limited to this particular matter and does not extend to any other failure by Borrower to comply with its obligations under the Credit Agreement or to any other Event of Default which may now or hereafter exist under the Credit Agreement.

5.             Representations and Warranties.  Borrower represents and warrants to Lender that:

(a)           The execution and delivery of this Amendment No. 4 (a) is within its corporate powers, (b) has been duly authorized by all proper corporate action, (c) has received any and all necessary governmental approvals; and (d) does not and will not contravene or conflict with any provision of law or charter or by-laws of Borrower or any agreement affecting Borrower or its property;

(b)           This Amendment No. 4 is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

(c)           The representations and warranties contained in the Credit Agreement are correct and complete as of the date of this Amendment No. 4, and, after giving effect to the waivers in section 4 above, no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Unmatured Event of Default or Event of Default under the Credit Agreement.

6.             Miscellaneous.

(a)           Expenses and Fees. Borrower agrees to pay on demand all out-of-pocket costs and expenses paid or incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment No. 4, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the reasonable fees and expenses of Lender’s counsel.

(b)           Amendments and Waivers.  This Amendment No. 4 may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(c)           Headings.  The headings in this Amendment No. 4 are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment No. 4.

(d)           Affirmation.  Each party hereto affirms and acknowledges that the Credit Agreement as amended by this Amendment No. 4 remains in full force and effect in accordance with its terms.

(e)           Counterparts.  This Amendment No. 4 may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to Amended and Restated Revolving Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIRST COMMUNITY BANCORP

BY	/s / Victor. R. Santoro
Victor R. Santoro, Executive Vice President
and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

BY	/s/ Jon B. Beggs
Jon B. Beggs, Vice President

Signature Page to Amendment No. 4
to Amended and Restated Revolving Credit Agreement